EXHIBIT 10.2

CERADYNE, INC.

CLAWBACK POLICY

Effective as of June 8, 2010

1.  This policy sets forth the conditions under which Ceradyne, Inc. (the “Company”) will seek reimbursement with respect to incentive compensation paid or awarded to, and to recover profits realized from the sale of shares of the Company’s common stock by, officers and employees of the Company.

2.  Provisions Applicable to Officers.

(a)  In each instance where all three of the following factors exist:

(i)  the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results, as reported in a Form 10-Q, Form 10-K or other report filed with the Securities and Exchange Commission (“SEC”), that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;

(ii)  a lower payment or award would have been made to such officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results; and

(iii)  the need for the restatement was identified within three years after the date of the first public issuance or filing of the financial results that were subsequently restated;

the Company will seek to recover from each officer of the Company the portion of any cash or equity-based incentive compensation paid to or received by such officer for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported.

(b)  In addition:

(i)  if all three of the factors in subparagraph (a) above apply, and

(ii)  the Audit Committee of the Board of Directors determines in its sole discretion, exercised in good faith, that gross negligence, fraud or misconduct by an officer or officers caused or contributed to the need for the restatement;

then the Company will also seek to recover from each officer who committed such gross negligence, fraud or misconduct, the net profits realized by such officer(s) from sales of shares of the Company’s common stock during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial statements that subsequently were restated.

3.  Provisions Applicable to Non-Officer Employees.

(a)  In each instance where all four of the following factors exist:

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(i)  the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results, as reported in a Form 10-Q, Form 10-K or other report filed with the SEC, that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;

(ii)  a lower payment or award would have been made to such employee (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results;

(iii)  the need for the restatement was identified within three years after the date of the first public issuance or filing of the financial results that were subsequently restated; and

(iv)  the Audit Committee of the Board of Directors determines in its sole discretion, exercised in good faith, that gross negligence, fraud or misconduct by an employee or employees caused or contributed to the need for the restatement; then

(b)  The Company will seek to recover from each employee who committed such gross negligence, fraud or misconduct:

(i)  the portion of any cash or equity-based incentive compensation paid to or received by such employee(s) for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported; and

(ii)  the net profits realized by such employee(s) from sales of shares of the Company’s common stock during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial statements that subsequently were restated.

4.  Provisions Applicable to All Officers and Employees.

(a)  The Company may, to the extent permitted by law, enforce an officer’s or employee’s repayment obligation under this policy by reducing any amounts that may be owing from time-to-time by the Company or any of its subsidiaries to such officer or employee, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason.

(b)  The Audit Committee shall have full and final authority to make the determination set forth in paragraphs 2(b)(ii) and 3(a)(iv) above, and the Compensation Committee shall have full and final authority to make all other determinations under this policy.

(c)  This policy shall be effective as of [June 8], 2010 (the “Effective Date”), and shall apply to cash and equity-based incentive compensation that is approved, granted or awarded on or after that date.  From and after the Effective Date, each award agreement or other document setting forth the terms and conditions of any incentive compensation shall include a provision incorporating the requirements of this policy.

(d)  The repayment of incentive compensation under this policy is in addition to any other right or remedy available to the Company.

(e)  The term “employee,” as used in this policy, means an employee of Ceradyne, Inc. or one of its subsidiaries or divisions anywhere in the world.